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EXHIBIT 10.33


                                 March 28, 1997

MetLife Capital Corporation
10900 N.E. 4th Street, Suite 500
Bellevue, Washington  98009
Attn:  John Konchak, Senior Credit Analyst

                    Re: Loan and Security Agreement between MetLife Capital Corporation ("MetLife") and Solo Serve Corporation ("Solo Serve"); as amended on July 18, 1995 (the "Loan Agreement")



Dear John:

         Pursuant to our letter agreement of January 23, 1996, this letter shall serve as formal notice that Congress Financial Corporation and Solo Serve Corporation are planning on amending Solo Serve's existing credit facility with Congress Financial Corporation to reduce the minimum "Adjusted Net Worth" covenant contained in the documents governing said facility to the amount of $3,750,000.00.

         Congress Financial Corporation has also agreed to amend Solo Serve's working capital requirement. Under the credit facility as amended, Solo Serve must now maintain working capital of not less than $4,500,000 at all times after September 1, 1996.

         When reviewing our files, we noticed that when Solo Serve and MetLife amended Section 5(n)2 of the Loan Agreement, we did not amend Section 5(n)1 (MetLife's working capital requirement) of the Loan Agreement, therefore we hereby request that Section 5(n)1 of the Loan Agreement be amended effective September 1, 1996 to read as follows:

         "Section 5(n)1. Working Capital: Borrower must maintain Working Capital as defined in Borrower's Credit Facility with Congress Financial Corporation, at the level required under said facility, as it must be amended from time to time.

         Solo Serve will notify MetLife in writing prior to any and all future amendments. In the event that Solo Serve's credit facility with Congress Financial Corporation should terminate, for whatever reason,
         Section 5(n)1 shall return to the original definition in the Amended Loan and Security Agreement dated July 18, 1995."




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         If this proposal is acceptable to you, please execute where indicated
below and return at your earliest convenience.

         Should you have any questions, please contact the undersigned.

                                       SOLO SERVE CORPORATION


                                       By: /s/ Ross E. Bacon
                                           -----------------------------------
                                           Ross E. Bacon,
                                           Chief Financial Officer

AGREED:

METLIFE CAPITAL CORPORATION

By: /s/ John F. Konchak
    --------------------------------------
    John F. Konchak, Senior Credit Analyst